Exhibit 99.4

LOCK-UP AGREEMENT

(applicable to STT only)

December 5, 2019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Haitong International Securities Company Limited

22/F, Li Po Chun Chambers

189 Des Voeux Road Central, Hong Kong

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

Re:	GDS Holdings Limited — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with GDS Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (the “ADSs”), each ADS representing eight Class A ordinary shares of the Company, par value $0.00005 per share (“Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities, LLC, RBC Capital Markets, LLC, BofA Securities, Inc. and Haitong International Securities Company Limited on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”) , (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, the ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including without limitation, Ordinary Shares, ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), which for avoidance of doubt, shall include any Ordinary Shares issued as preference dividend (collectively, the “Lock-Up Shares”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Shares within the meaning of Section 16 of the Exchange Act, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Shares, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Shares, in each case other than (A) the Shares to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transactions relating to the Lock-Up Shares acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Shares acquired in such open market transactions, (C) for natural persons, transfers of Lock-Up Shares to a family member, or to a trust or entity beneficially owned or controlled by or formed for the benefit of the undersigned and/or a family member, (D) for institutions, transfers of Lock-Up Shares to an “affiliate” of the undersigned, as such term is defined in the Securities Act of 1933, as amended, (E) the exercise of any of the undersigned’s rights to acquire Ordinary Shares upon the exercise or vesting, as the case may be, of equity awards that were granted under the Company’s equity incentive plans (the “Incentive Plans”) and outstanding as of the date of the Prospectus (it being understood that any subsequent sale, transfer or disposition of any Ordinary Shares issued upon exercise of such equity awards under the Incentive Plans shall be subject to the restrictions set forth in this Letter Agreement), (F) Lock-Up Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the exercise or vesting of equity awards that are subject to a taxable event upon exercise or vesting, (G) transfers of the Lock-Up Shares as a bona fide gift or gifts, or through will or intestacy, and (H) distributions of the Lock-Up Shares to members or stockholders of the undersigned, and for partnerships or venture capital funds to another partnership or fund that controls, is controlled by or is under common control with the undersigned or as part of a disposition, transfer or distribution by the undersigned to its general and limited partners, investors or equity holders; provided that in the case of any transfer or distribution pursuant to clause (C), (D), (G) or (H), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (C), (D), (G) or (H), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above). In addition, nothing in this Letter Agreement shall prohibit the undersigned from transferring the Lock-Up Shares pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of the Lock-Up Shares during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfer, such announcement or filing shall include a statement to the effect that such transfer was effected pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Shares unless such transfer is in compliance with the foregoing restrictions.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by January 20, 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, STT GDC PTE LTD

By:	/s/ Bruno Lopez
Name: Bruno Lopez Title: Director